EXCHANGE AND VOTING TRUST AGREEMENT

MEMORANDUM OF AGREEMENT made as of the 29TH day of September, 2006

BETWEEN :	FC FINANCIAL SERVICES INC., a corporation existing under the laws of the State of Nevada,

(hereinafter referred to as the “Parent”)

AND :	1260491 ALBERTA INC., a corporation existing under the laws of Alberta,

(hereinafter referred to as the “Exchangeco”)

AND:	EQUITY TRANSFER & TRUST COMPANY, a corporation existing under the laws of Canada,

(hereinafter referred to as the “Voting Trustee”)

AND:	SASS PERESS of the District of Montreal,

(hereinafter referred to as “Peress”)

AND:	JOEL COHEN, of the District of Montreal,

(hereinafter referred to as “Cohen”)

AND:	ARLENE ADES, of the District of Montreal

(hereinafter referred to as “Ades”)

AND:	THE SASS PERESS FAMILY TRUST, a trust established under the laws of the Province of Quebec

(hereinafter referred to as “Trust I”)

AND:	THE PERESS FAMILY TRUST, a trust established under the laws of the Province of Quebec

(hereinafter referred to as “Trust II”)

AND:	EASTERN LIQUIDITY PARTNERS LTD., a corporation existing under the laws of Canada

(hereinafter referred to as “Eastern Liquidity”)

(Peress, Cohen, Ades. Trust I, Trust II and Eastern Liquidity being collectively referred to as the “ICP Shareholders”)

AND:	TARAS CHEBOUNTCHAK,

(hereinafter referred to as “Chebountchak”)

AND:	ORIT STOLYAR,

(hereinafter referred to as “Stolyar”)

(Chebountchak and Stolyar being collectively referred to as the “Depositing Shareholders”)

WHEREAS pursuant to a share purchase agreement (the “Share Purchase Agreement”) dated as of September 28, 2006, between the Parent, Exchangeco, the ICP Shareholders and the Depositing Shareholders, Exchangeco is to issue exchangeable shares (the “Exchangeable Shares”) to certain holders of Class A shares of ICP Solar Technologies Inc. (the “Corporation”);

WHEREAS the ICP Shareholders were, prior to the execution of the Share Purchase Agreement, the owners of all of the issued and outstanding Class A shares of the Corporation;

WHEREAS pursuant to the Share Purchase Agreement, the Parent and Exchangeco have agreed to execute a voting and exchange trust agreement substantially in the form of this Agreement;

AND WHEREAS the Share Purchase Agreement provides, inter alia, that certain shareholders of the Parent shall deposit with the Voting Trustee 20,000,000 Parent Common Shares held by the Depositing Shareholders (such shares and any other shares in respect of which share certificates are deposited with the Voting Trustee pursuant to the provisions of this Agreement being collectively hereafter referred to as the “Deposited Shares”);

NOW THEREFORE in consideration of the respective covenants and agreement provided in this Agreement and for other valuable consideration (the receipt and sufficiency of which are acknowledged), the parties agree as follows.

ARTICLE 1 - DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement, the following terms shall have the following meanings:

“Affiliate” of any person means any other person directly or indirectly controlled by, or under common control of, that person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control of”), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise;

“Agreement” means this Voting and Exchange Trust Agreement and any amendments, supplements or addendums hereto;

“Authorized Person” has the meaning ascribed thereto in section 5.15;

“Automatic Exchange Rights” means the benefit of the obligation of the Parent to effect the automatic exchange of Parent Common Shares for Exchangeable Shares pursuant to section 5.13;

“Board of Directors” means the Board of Directors of Exchangeco;

“Business Day” means any day on which commercial banks are open for business in New York, New York, and Montreal, Quebec, other than a Saturday, a Sunday or a day observed as a holiday in Montreal, Quebec under the laws of the province of Quebec or the federal laws of Canada or in New York, New York under the laws of the State of New York or the federal laws of the United States of America;

“Canadian Dollar Equivalent” means, in respect of an amount expressed in a currency other than Canadian Dollars (the “Foreign Currency Amount”) at any date, the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date be deemed by the Board of Directors to be appropriate for such purpose;

“Current Market Value” shall have the meaning attributed to such term in the Exchangeable Share Provisions;

“Deposited Shares” has the meaning attributed thereto in the preamble hereof;

“Exchangeable Share Provisions” means the rights, privileges, restrictions and conditions attached to the Exchangeable Shares in its Articles of Incorporation;

“Exchangeable Shares” means the non-voting exchangeable shares in the capital of Exchangeco;

“Insolvency Event” means the institution by Exchangeco of any proceeding to be adjudicated a bankrupt or insolvent or to be wound up, or the consent of Exchangeco to the institution of bankruptcy, insolvency or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditor’s Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by Exchangeco to contest in good faith any such proceedings commenced in respect of Exchangeco within 30 days of becoming aware thereof, or the consent by Exchangeco to the filing of any such petition or to the appointment of a receiver, or the making by Exchangeco of a general assignment for the benefit of creditors, or the admission in writing by Exchangeco of its inability to pay its debts generally as they become due;

“Insolvency Exchange Right” has the meaning ascribed thereto in Section 5.1;

“Liquidation Call Right” has the meaning ascribed thereto in the Exchangeable Share Provisions;

“Notice Event” has the meaning ascribed thereto in section 8.17;

“Officer’s Certificate” means, with respect to the Parent or Exchangeco, as the case may be, a certificate signed by any officer of the Parent or Exchangeco, as the case may be;

“Parent Affiliates” means Affiliates of the Parent;

“Parent Common Share” means the share of common stock, par value U.S. $0.00001, in the capital stock of the Parent;

“Parent Consent” has the meaning ascribed thereto in section 4.2;

“Parent Meeting” has the meaning ascribed thereto in section 4.2;

“Parent Successor” has the meaning ascribed thereto in section 12.1(a);

“Person” includes any individual, partnership, corporation, company, unincorporated syndicate or organization, trust, trustee, executor, administrator and other legal representative;

“Redemption Call Right” has the meaning ascribed thereto in the Exchangeable Share Provisions;

“Retracted Shares” has the meaning ascribed thereto in section 5.7;

“Retraction Call Right” has the meaning ascribed thereto in the Exchangeable Share Provisions;

“Share Purchase Agreement” has the meaning attributed thereto in the preamble hereof;

“Support Agreement” means that certain Exchangeable Support Agreement made as of even date herewith between Exchangeco, the Voting Trust Beneficiaries, the Parent and the Voting Trustee;

“Trust Estate” means the Deposited Shares, any other securities, the Exchange Right, the Automatic Exchange Rights and any money or other property which may be held by the Voting Trustee from time to time pursuant to this Agreement;

“Voting Trust” means the trust created by this Agreement;

“Voting Trust Beneficiaries” means the registered holders from time to time of Exchangeable Shares, other than the Parent and its Affiliates, and “Voting Trust Beneficiary” means one of the Voting Trust Beneficiaries;

“Voting Trust Beneficiary Votes” has the meaning ascribed thereto in section 4.2;

“Voting Trustee” means Equity Transfer & Trust Company and, subject to the provisions of ARTICLE 11, includes any successor trustee; and

“Voting Rights” means the voting rights attached to the Deposited Shares.

1.2	Interpretation Not Affected by Headings, etc.

The division of this Agreement into Articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless otherwise indicated, all references to an “Article” or “section” followed by a number and/or a letter refer to the specified Article or section of this agreement. The terms “this trust agreement”, “hereof”, “herein” and “hereunder” and similar expressions refer to this Agreement and not to any particular Article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3	Number, Gender, etc.

Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

1.4	Date for any Action

If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

ARTICLE 2 – PURPOSE OF AGREEMENT

2.1	Establishment of Voting Trust

The purpose of this Agreement is to create the Voting Trust for the benefit of the Voting Trust Beneficiaries, as herein provided. The Voting Trustee will hold the Deposited Shares to enable the Voting Trustee to exercise the Voting Rights, hold the Insolvency Exchange Right and Automatic Exchange Rights and enable the Voting Trustee to exercise such rights, in each case as trustee for and on behalf of the Voting Trust Beneficiaries as provided in this Agreement.

ARTICLE 3 – DEPOSIT OF TRUST SHARES

3.1	Deposit of Share Certificates

The Depositing Shareholders have deposited or shall deposit concurrently herewith with the Voting Trustee certificates registered to them representing the Deposited Shares. All certificates representing Deposited Shares (“Deposited Share Certificates”) shall be registered in the name of the Voting Trustee, and this Agreement shall be the equivalent of voting trust certificates for the Depositing Shareholders and shall evidence their beneficial title to their respective Deposited Shares.

The Voting Trustee shall issue a receipt for the Deposited Shares and shall issue its receipt for any additional shares deposited by the Depositing Shareholders. Any consolidations, sub-divisions or stock dividends affecting or accruing to the Deposited Shares shall be governed by the provisions of this Agreement, and certificates representing the appropriate number of shares shall be deposited by the Depositing Shareholders with the Voting Trustee.

The Voting Trustee shall retain possession of the Deposited Share Certificates and documentation on behalf of the Depositing Shareholders.

Neither the Depositing Shareholders, nor the Voting Trustee nor the ICP Shareholders shall be entitled to receive any dividend payments in respect of the Deposited Shares. The Depositing Shareholders hereby waive any rights to receive any dividends in respect of the Deposited Shares.

The Depositing Shareholder shall not, during the term of the present Agreement, sell, transfer, assign, pledge, hypothecate or otherwise encumber any of the Deposited Shares to, or in favour of, a third party.

3.2	Legended Share Certificates

Exchangeco will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Voting Trust Beneficiaries of their right to instruct the Voting Trustee with respect to the exercise of the Voting Rights in respect of the Exchangeable Shares of the Voting Trust Beneficiaries.

ARTICLE 4– EXERCISE OF VOTING RIGHTS

4.1	Voting Rights

The Voting Trustee, as the holder of record of the Deposited Shares, shall be entitled to all of the Voting Rights, including the right to vote in person or by proxy the Deposited Shares on any matters, questions, proposals or propositions whatsoever that may properly come before the Voting Trust Beneficiaries of the Parent at a Parent Meeting or in connection with a Parent Consent. The Voting Rights shall be and remain vested in and exercised by the Voting Trustee. Subject to section 8.15:

(a)

the Voting Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this ARTICLE 4 from Voting Trust Beneficiaries entitled to instruct the Voting Trustee as to the voting thereof at the time at which the Parent Meeting is held; and

(b)

to the extent that no instructions are received from a Voting Trust Beneficiary with respect to the Voting Rights to which such Voting Trust Beneficiary is entitled, the Voting Trustee shall not exercise or permit the exercise of such Voting Rights.

4.2	Number of Votes

With respect to all meetings of shareholders of the Parent at which holders of Parent Common Shares are entitled to vote (each, a “Parent Meeting”) and with respect to all written consents sought by the Parent from its Voting Trust Beneficiaries (each, a “Parent Consent”), each Voting Trust Beneficiary shall be entitled to instruct the Voting Trustee to cast and exercise one of the votes comprised in the Voting Rights for each Exchangeable Share owned of record by such Voting Trust Beneficiary on the record date established by the Parent or by applicable law for such Parent Meeting or Parent Consent, as the case may be (the “Voting Trust Beneficiary Votes”), in respect of each matter, question, proposal or proposition to be voted on at such Parent Meeting or in connection with such Parent Consent.

4.3	Safekeeping of Certificates

The certificates representing the Deposited Shares shall at all times be held in safekeeping by the Voting Trustee or its agent.

4.4	Mailings to Voting Trust Beneficiaries of Exchangeable Shares

With respect to each Parent Meeting and Parent Consent, the Parent will mail or cause to be mailed (or otherwise communicate in the same manner as the Parent utilizes in communications to holders of Parent Common Shares) to each of the Voting Trust Beneficiaries named in the List (as defined below) on the same day as the initial mailing or notice (or other communication) with respect thereto is commenced by the Parent to its stockholders:

(a)	a copy of such notice, together with any proxy or information statement and related materials to be provided to stockholders of the Parent;

(b)

a statement that such Voting Trust Beneficiary is entitled to instruct the Voting Trustee as to the exercise of the Voting Trust Beneficiary Votes with respect to such Parent Meeting or Parent Consent, as the case may be, or pursuant to Section 4.9, to attend such Parent Meeting and to exercise personally the Voting Trust Beneficiary Votes thereat as the proxy of the Voting Trustee;

(c)	a statement as to the manner in which such instructions may be given to the Voting Trustee, including an express indication that instructions may be given to the Voting Trustee to give:

(i) a proxy to such Voting Trust Beneficiary or his designee to exercise personally the Voting Trust Beneficiary Votes; or

(ii)	a proxy to a designated agent or other representative of the management of the Parent to exercise such Voting Trust Beneficiary Votes;

(d)	a statement that if no such instructions are received from the Voting Trust Beneficiary, the Voting Trust Beneficiary Votes to which such Voting Trust Beneficiary is entitled will not be exercised;

(e)	a form of direction whereby the Voting Trust Beneficiary may so direct and instruct the Voting Trustee as contemplated herein; and

(f)

a statement of: (i) the time and date by which such instructions must be received by the Voting Trustee in order to be binding upon it, which in the case of a Parent Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting; and (ii) the method for revoking or amending such instructions.

For the purpose of determining Voting Trust Beneficiary Votes to which a Voting Trust Beneficiary is entitled in respect of any Parent Meeting or Parent Consent, the number of Exchangeable Shares owned of record by the Voting Trust Beneficiary shall be determined at the close of business on the record date established by the Parent or by applicable law for purposes of determining stockholders entitled to vote at such Parent Meeting or to give written consent in connection with such Parent Consent.

4.5	Copies of Stockholder Information

The Parent will deliver to the Voting Trust Beneficiaries copies of all proxy materials (including notices of Parent Meetings), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed from time to time to holders of Parent Common Shares.

4.6	Other Materials

Immediately after receipt by the Parent of any material sent or given generally to the holders of Parent Common Shares by or on behalf of a third party, including, without limitation, dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), the Parent shall use its best efforts to obtain and deliver copies thereof to each Voting Trust Beneficiary as soon as possible thereafter.

4.7	List of Persons Entitled to Vote

Exchangeco shall (a) prior to each annual, general and special Parent Meeting or the seeking of any Parent Consent and (b) forthwith upon each request made at any time by the Voting Trustee or the Parent in writing, prepare or cause to be prepared a list (a “List”) of the names and addresses of the Voting Trust Beneficiaries arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Voting Trust Beneficiary, in each case at the close of business on the date specified by the Voting Trustee or the Parent in such request or, in the case of a List prepared in connection with a Parent Meeting or a Parent Consent, at the close of business on the record date established by the Parent or pursuant to applicable law for determining the holders of Parent Common Shares entitled to receive notice of and/or to vote at such Parent Meeting or to give consent in connection with such Parent Consent. Each such List shall be delivered to the Voting Trustee or the Parent promptly after receipt by Exchangeco of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to enable the Parent to perform its obligations under this Agreement. The Parent agrees to give Exchangeco written notice (with a copy to the Voting Trustee) of the calling of any Parent Meeting or the seeking of any Parent Consent, together with the record dates therefore, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable Exchangeco to perform its obligations under this Section 4.7.

4.8	Entitlement to Direct Votes

Any Voting Trust Beneficiary named in a List prepared in connection with any Parent Meeting or Parent Consent will be entitled (a) to instruct the Voting Trustee in the manner described in Section 4.4 with respect to the exercise of the Voting Trust Beneficiary Votes to which such Voting Trust Beneficiary is entitled or (b) to attend such meeting and personally exercise thereat, as the proxy of the Voting Trustee, the Voting Trust Beneficiary Votes to which such Voting Trust Beneficiary is entitled.

4.9	Voting by Voting Trustee, and Attendance of Voting Trustee Representative at Meeting

(a)

In connection with each Parent Meeting and Parent Consent, the Voting Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Voting Trust Beneficiary pursuant to Section 4.4, the Voting Trust Beneficiary Votes as to which such Voting Trust Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Voting Trustee from the Voting Trust Beneficiary prior to the time and date fixed by the Voting Trustee for receipt of such instructions in the notice given by the Parent to the Voting Trust Beneficiary pursuant to Section 4.4;

(b)

The Voting Trustee shall cause a representative who is empowered by it to sign and deliver, on behalf of the Voting Trustee, proxies for Voting Rights to attend each Parent Meeting. Upon submission by a Voting Trust Beneficiary (or its designee) of identification satisfactory to the Voting Trustee’s representative, and at the Voting Trust Beneficiary’s request, such representative shall sign and deliver to such Voting Trust Beneficiary (or its designee) a proxy to exercise personally the Voting Trust Beneficiary Votes as to which such Voting Trust Beneficiary is otherwise entitled hereunder to direct the vote, if such Voting Trust Beneficiary either (i) has not previously given the Voting Trustee instructions pursuant to Section 4.5 in respect of such meeting or (ii) submits to such representative written revocation of any such previous instructions. At such meeting, the Voting Trust Beneficiary exercising such Voting Trust Beneficiary Votes shall have the same rights as the Voting Trustee to speak at the meeting in favour of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter question or proposition.

4.10	Distribution of Written Materials

Any written materials to be distributed by the Parent to the Voting Trust Beneficiaries pursuant to this Agreement shall be delivered or sent by mail (or otherwise communicated in the same manner as the Parent utilizes in communications to holders of Parent Common Shares) to each Voting Trust Beneficiary at its address as shown on the books of Exchangeco. Exchangeco shall provide or cause to be provided to the Parent for this purpose, on a timely basis, and without charge or other expense a current List of the Voting Trust Beneficiaries.

4.11	Termination of Voting Rights

All of the rights of a Voting Trust Beneficiary with respect to the Voting Trust Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Voting Trust Beneficiary, including the right to instruct the Voting Trustee as to the voting of or to vote personally, such Voting Trust Beneficiary Votes, shall be deemed to be surrendered by the Voting Trust Beneficiary and such Voting Trust Beneficiary Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such holder to the Voting Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Voting Trust Beneficiary of the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for Parent Common Shares, as specified in ARTICLE 5 (unless, in either case, the Parent shall not have delivered the requisite Parent Common Shares issuable in exchange therefore to the Voting Trustee for delivery to the Voting Trust Beneficiaries), or upon the redemption of Exchangeable Shares pursuant to sections III 5 or III 6 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of Exchangeco pursuant to section III 2 of the Exchangeable Share Provisions.

ARTICLE 5 – INSOLVENCY EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

5.1	Grant and Ownership of the Insolvency Exchange Right

The Parent hereby grants to the Voting Trustee as trustee for and on behalf of, and for the use and benefit of, the Voting Trust Beneficiaries the right (the “Insolvency Exchange Right”), upon the occurrence and during the continuance of an Insolvency Event, to require the Parent to purchase from each or any Voting Trust Beneficiary all or any part of the Exchangeable Shares held by the Voting Trust Beneficiary and the Automatic Exchange Rights, all in accordance with the provisions of this Agreement. The Parent hereby acknowledges receipt from the Voting Trustee as trustee for and on behalf of the Voting Trust Beneficiaries of valuable consideration (and the adequacy thereof) for the grant of the Insolvency Exchange Right and the Automatic Exchange Rights by the Parent to the Voting Trustee. During the term of the Voting Trust and subject to the terms and conditions of this Agreement, the Voting Trustee shall possess and be vested with full legal ownership of the Insolvency Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Insolvency Exchange Right and the Automatic Exchange Rights, provided that the Voting Trustee shall:

(a)

hold the Insolvency Exchange Right and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Voting Trust Beneficiaries in accordance with the provisions of this Agreement; and

(b)

except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Insolvency Exchange Right or the Automatic Exchange Rights, and the Voting Trustee shall not exercise any such rights for any purpose other than the purposes for which the Voting Trust is created pursuant to this Agreement and shall not assign or transfer such rights except to a successor trustee hereunder.

5.2	Legended Share Certificates

Exchangeco will cause each certificate representing Exchangeable Shares to bear appropriate legends notifying the Voting Trust Beneficiaries of:

	(a)	their right to instruct the Voting Trustee with respect to the exercise of the Exchange right in respect of the Exchangeable Shares held by a Voting Trust Beneficiary; and

	(b)	the Automatic Exchange Rights.

5.3	General Exercise of Insolvency Exchange Right

The Insolvency Exchange Right and the Automatic Exchange Rights shall be and remain vested in and exercisable by the Voting Trustee. Subject to section 8.15, the Voting Trustee shall exercise the Insolvency Exchange Right only on the basis of instructions received pursuant to this ARTICLE 5 from Voting Trust Beneficiaries entitled to instruct the Voting Trustee as to the exercise thereof. To the extent that no instructions are received from a Voting Trust Beneficiary with respect to the Insolvency Exchange Right, the Voting Trustee shall not exercise or permit the exercise of the Insolvency Exchange Right.

5.4	Purchase Price.

The purchase price payable by the Parent for each Exchangeable Share to be purchased by the Parent under the Insolvency Exchange Right shall be an amount per share equal to (a) the Current Market Price of a Parent Common Share on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Insolvency Exchange Right, which shall be satisfied in full by the Parent causing to be sent to such holder one Parent Common Share, plus (b) to the extent not paid by Exchangeco, an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the closing of the purchase and sale. In connection with each exercise of the Insolvency Exchange Right, the Parent will provide to the Voting Trustee, as trustee for and on behalf of the Voting Trust Beneficiaries, an Officer’s Certificate setting forth the calculation of the purchase price for each Exchangeable Share. The purchase price for each such Exchangeable Share to purchased may be satisfied only by the Parent issuing and delivering or causing to be delivered to the Voting Trustee, on behalf of the relevant Voting Trust Beneficiary, one Parent Common Share and on the

applicable payment date a cheque for the balance, if any, of the purchase price without interest (but less any amounts withheld pursuant to section 5.14.

5.5	Exercise Instructions

Subject to the terms and conditions herein set forth, a Voting Trust Beneficiary shall be entitled, upon the occurrence and during the continuance of any Insolvency Event, to instruct the Voting Trustee to exercise the Insolvency Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Voting Trust Beneficiary on the books of Exchangeco. To cause the exercise of the Insolvency Exchange Right by the Voting Trustee, the Voting Trust Beneficiary shall deliver to the Voting Trustee, in person or by certified or registered mail, at its principal corporate trust office in Toronto, Ontario or at such other places in Canada as the Voting Trustee may from time to time designate by written notice to the Voting Trust Beneficiaries, the certificates representing the Exchangeable Shares which such Voting Trust Beneficiary desires the Parent to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Business Corporations Act (Alberta) and the by-laws of Exchangeco and such additional documents and instrument as the Voting Trustee may reasonably require together with (a) a duly completed form of notice of exercise of the Insolvency Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Voting Trust Beneficiary thereby instructs the Voting Trustee to exercise the Insolvency Exchange Right so as to require the Parent to purchase from the Voting Trust Beneficiary the number of Exchangeable Shares specified therein, (ii) that such Voting Trust Beneficiary has good title to, and owns all, such Exchangeable Shares to be acquired by the Parent free and clear of all liens, claims and encumbrances, (iii) the names in which the certificates representing Parent Common Shares issuable in connection with the exercise of the Insolvency Exchange Right are to be issued and (iv) the names and addresses of the persons to whom such new certificates should be delivered and (b) payment (or evidence satisfactory to the Voting Trustee, Exchangeco and the Parent of payment) of the taxes (if any) payable as contemplated by section 5.8 of this Agreement. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Voting Trustee are to be purchased by the Parent under the Insolvency Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of Exchangeco.

5.6	Delivery of Parent Common Shares; Effect of Exercise

Promptly after receipt of the certificates representing the Exchangeable Shares which the Voting Trust Beneficiary desires the Parent to purchase under the Insolvency Exchange Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Insolvency Exchange Right (and payment of taxes, if any, payable as contemplated by section 5.8 or evidence thereof), duly endorsed for transfer to the Parent, the Voting Trustee shall notify the Parent and Exchangeco of its receipt of the same, which notice to the Parent and Exchangeco shall constitute exercise of the Insolvency Exchange Right by the Voting Trustee on behalf of the holder of such Exchangeable Shares, and the Parent shall promptly thereafter deliver or cause to be delivered to the Voting Trustee, for delivery to the Voting Trust Beneficiary of such Exchangeable Shares (or to such other persons, if any, properly designated by such Voting Trust Beneficiary) the number of Parent Common Shares issuable in connection with the exercise of the Insolvency Exchange Right, and on the applicable payment date cheques for the balance, if any, of the total purchase price therefore without interest (but less any amounts withheld pursuant to section 5.14); provided, however, that no such delivery shall be made unless and until the Voting Trust Beneficiary requesting the same shall have paid (or provided evidence satisfactory to the Voting Trustee, Exchangeco and the Parent of the payment of) the taxes (if any) payable as contemplated by section 5.8 of this Agreement. Immediately upon the giving of notice by the Voting Trustee to the Parent and Exchangeco of the exercise of the Insolvency Exchange Right as provided in this section 5.6, the closing of the transaction of purchase and sale contemplated by the Insolvency Exchange Right shall be deemed to have occurred and the holder of such Exchangeable Shares shall be deemed to have transferred to the Parent all of such holder’s right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the purchase price therefore, unless the purchase price is not delivered by the Parent to the Voting Trustee within five (5) Business Days of the date of the giving of such notice by the Voting Trustee, in which case the rights of the Voting Trust Beneficiary shall remain unaffected until the purchase price is so delivered by the Parent. Upon delivery by the Parent to the Voting Trustee of such purchase price, the Voting Trustee shall deliver such purchase price to such Voting Trust Beneficiary (or to such other person, if any, properly designated by such Voting Trust Beneficiary). Concurrently with such Voting Trust Beneficiary ceasing to be a holder of Exchangeable Shares, the Voting Trust Beneficiary shall be considered and deemed for all purposes to be the holder of the Parent Common Shares delivered to it pursuant to the Insolvency Exchange Right.

5.7	Exercise of Insolvency Exchange Right Subsequent to Retraction

In the event that a Voting Trust Beneficiary has exercised its right under section III 5 of the Exchangeable Share Provisions to require Exchangeco to redeem any or all of the Exchangeable Shares held by the Voting Trust Beneficiary (the “Retracted Shares”) and is notified by Exchangeco pursuant to paragraph III 5(g) of the Exchangeable Share Provisions that Exchangeco will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, and provided that Parent shall not have exercised a Retraction Call Right with respect to the Retracted Shares and that the Voting Trust Beneficiary has not revoked a retraction request delivered by the Voting Trust Beneficiary to Exchangeco pursuant to paragraph III 5(d) of the Exchangeable Share Provisions, the Retraction Request will constitute and will be deemed to constitute notice from the Voting Trust Beneficiary to the Voting Trustee instructing the Voting Trustee to exercise the Insolvency Exchange Right with respect to those Retracted Shares that Exchangeco is unable to redeem. In any such event, Exchangeco hereby agrees with the Voting Trustee and in favour of the Voting Trust Beneficiary promptly to forward or cause to be forwarded to the Voting Trustee all relevant materials delivered by the Voting Trust Beneficiary to Exchangeco or to the transfer agent of the Exchangeable Shares (including without limitation, a copy of the retraction request delivered pursuant to section III 5 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Voting Trustee will thereupon exercise the Insolvency Exchange Right with respect to the Retracted Shares that Exchangeco is not permitted to redeem and will require the Parent to purchase such shares in accordance with the provisions of this ARTICLE 5.

5.8	Stamp or Other Transfer Taxes

Upon any sale of Exchangeable Shares to the Parent pursuant to the Insolvency Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing Parent Common Shares to be delivered in connection with the payment of the total purchase price therefore shall be issued in the name of the Voting Trust Beneficiary of the Exchangeable Shares so sold or in such names as such Voting Trust Beneficiary may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold; provided, however, that such Voting Trust Beneficiary (a) shall pay (and none of the Parent, Exchangeco or the Voting Trustee shall be required to pay) any documentary, stamp, transfer or other taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Voting Trust Beneficiary or (b) shall have evidenced to the satisfaction of the Voting Trustee, the Parent and Exchangeco that such taxes, if any, have been paid.

5.9	Notice of Insolvency Event

As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, Exchangeco and the Parent shall give written notice thereof to the Voting Trustee. As soon as practicable following the receipt of notice from Exchangeco and the Parent of the occurrence of an Insolvency Event, or upon the Voting Trustee becoming aware of an Insolvency Event, the Voting Trustee will mail to each Voting Trust Beneficiary, at the expense of the Parent, a notice of such Insolvency Event, which notice shall contain a brief statement of the rights of the Voting Trust Beneficiaries with respect to the Insolvency Exchange Right, as provided for in ARTICLE 5 of this Agreement.

5.10	Qualification of Parent Common Shares

The Parent represents and warrants that it has taken all actions and done all things as are necessary under any United States or Canadian federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfillment of any other legal requirement (collectively, the “Applicable Laws”) as they exist on the date hereof and will in good faith expeditiously take all such actions to do all such things as are necessary under Applicable Laws as they may exist in the future to cause the Parent Common Shares to be issued and delivered, or transferred and delivered as the case may be, pursuant to the Exchangeable Share Provisions, the Insolvency Exchange Right or the Automatic Exchange Rights.

5.11	Refusal to Issue Parent Common Shares

Notwithstanding any of the provisions of this Agreement, the Parent will refuse to issue any Parent Common Shares to holders of Exchangeable Shares not made in accordance with the provisions of Regulation S of the Securities Act of 1933 or pursuant to registrations under the Securities Act of 1933, an applicable exemption from registration, an applicable exemption under Canadian securities laws or this Agreement.

5.12	Parent Common Shares

The Parent hereby represents and warrants that it has irrevocably reserved for issuance such number of Parent Common Shares as is equal to the number of Exchangeable Shares outstanding at the date hereof and covenants that it will at all times keep available free from pre-emptive and other rights, such number of Parent Common Shares (or other shares or securities into which Parent Common Shares may be reclassified or changed) as is necessary to enable the

Parent and Exchangeco to perform their respective obligations pursuant to this Agreement, the Exchangeable Share Provisions and the Support Agreement.

5.13	Automatic Exchange on Liquidation of the Parent

	(a)	The Parent will give the Voting Trustee notice of each of the following events at the time set forth below:

(i)

in the event of any determination by the Board of Directors of the Parent to institute voluntary liquidation, dissolution or winding-up proceedings with respect to the Parent or to effect any other distribution of assets of the Parent among its Voting Trust Beneficiaries for the purpose of winding up its affairs, at least sixty (60) days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

(ii)

as soon as is practicable following the earlier of (A) receipt by the Parent of notice of, and (B) the Parent otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of the Parent or to effect any other distribution of assets of the Parent among its Voting Trust Beneficiaries for the purpose of winding up its affairs, in each case where the Parent has failed to contest in good faith any such proceeding commenced in respect of the Parent within thirty (30) days of becoming aware thereof;

(b)

As soon as is practicable following receipt by the Voting Trustee from the Parent of notice of any event (a “Liquidation Event”) contemplated by section 5.13(a)(i) or (ii) above, the Voting Trustee, at the expense of the Parent, will give notice thereof to the Voting Trust Beneficiaries. Such notice shall include a brief description of the automatic exchange of Exchangeable Shares for Parent Common Shares provided for in section 5.13(c);

(c)

In order that the Voting Trust Beneficiaries will be able to participate on a pro rata basis with the holders of Parent Common Shares in the distribution of assets of the Parent in connection with a Liquidation Event, on the fifth (5th ) Business Day prior to the effective date (the “Liquidation Event Effective Date”) of a Liquidation Event all of the then outstanding Exchangeable Shares shall be automatically exchanged for Parent Common Shares. To effect such automatic exchange, the Parent shall purchase on the fifth (5th ) Business Day prior to the Liquidation Event Effective Date each Exchangeable Share then outstanding and held by

Voting Trust Beneficiaries, and each Voting Trust Beneficiary shall sell the Exchangeable Shares held by it at such time, for a purchase price per share equal to (a) the Current Market Price of a Parent Common Share on the fifth (5th ) Business Day prior to the Liquidation Event Effective Date, which shall be satisfied in full by the Parent issuing to the Voting Trust Beneficiary one Parent Common Share, and (b) to the extent not paid by Exchangeco, an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of the exchange;

(d)

On the fifth (5th ) Business Day prior to the Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for Parent Common Shares shall be deemed to have occurred, and each Voting Trust Beneficiary shall be deemed to have transferred to the Parent all of the Voting Trust Beneficiary’s right, title and interest in and to such Voting Trust Beneficiary’s Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and the Parent shall issue to the Voting Trust Beneficiary the Parent Common Shares issuable upon the automatic exchange of Exchangeable Shares for Parent Common Shares and on the applicable payment date shall deliver to the Voting Trustee for delivery to the Voting Trust Beneficiary a cheque for the balance, if any, of the total purchase price for such Exchangeable Shares without interest but less any amounts withheld pursuant to section 5.14. Concurrently with such Voting Trust Beneficiary ceasing to be a holder of Exchangeable Shares, the Voting Trust Beneficiary shall be considered and deemed for all purposes to be the holder of the Parent Common Shares issued pursuant to the automatic exchange of Exchangeable Shares for Parent Common Shares and the certificates held by the Voting Trust Beneficiary previously representing the Exchangeable Shares exchanged by the Voting Trust Beneficiary with the Parent pursuant to such automatic exchange shall thereafter be deemed to represent Parent Common Shares issued to the Voting Trust Beneficiary by the Parent pursuant to such automatic exchange. Upon the request of a Voting Trust Beneficiary and the surrender by the Voting Trust Beneficiary of Exchangeable Share certificates deemed to represent Parent Common Shares, duly endorsed in blank and accompanied by such instruments of transfer as the Parent may reasonably require, the Parent shall deliver or cause to be delivered to the Voting Trust Beneficiary certificates representing Parent Common Shares of which the Voting Trust Beneficiary is the holder.

5.14	Withholding Rights

The Parent, Exchangeco and the Voting Trustee shall be entitled to deduct and withhold from any consideration otherwise payable under this Agreement to any holder of Exchangeable Shares or Parent Common Shares such amounts as the Parent, Exchangeco or the Voting Trustee is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case as amended or succeeded. The Parent shall instruct the Voting Trustee as to what amounts, if any, it shall be required to give up and withhold pursuant to United States tax laws. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Parent, Exchangeco and the Voting Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Parent, Exchangeco or the Voting Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and the Parent, Exchangeco or the Voting Trustee shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale. Prior to making any distribution to holders of Exchangeable Shares or Parent Common Shares, the Parent or Exchangeco, as the case may be, shall ensure that the Voting Trustee has access to sufficient funds (by directly providing, if necessary, such funds to the Voting Trustee) to enable the Voting Trustee to comply with any applicable withholding taxes in connection with such consideration. The Parent represents and warrants that, based upon facts currently known to it, it has no current intention, as at the date of this Agreement, to deduct or withhold from any dividend paid to holders of Exchangeable Shares any amounts under the United States Internal Revenue Code of 1986.

5.15	Incumbency Certificate

Each of the Parent and Exchangeco shall file with the Voting Trustee a certificate of incumbency setting forth the names of the individuals authorized to give instructions, directions or other instruments to the Voting Trustee (each an “Authorized Person”), together with specimen signatures of such persons, and the Voting Trustee shall be entitled to rely on the latest certificate of incumbency filed with it unless it receives notice, in accordance with section 15.3 of this

Agreement, of a change in Authorized Persons with updated specimen signatures.

ARTICLE 6 – DIVIDENDS

6.1	Participation in Dividends

The holders of Exchangeable Shares will be entitled to participate in all dividends declared by Exchangeco, in accordance with the provisions of the Exchangeable Share Provisions and the Support Agreement.

6.2	Additional Rights

For clarity, the Voting Rights and Exchange Rights granted by the Parent hereunder to the Voting Trustee, as trustee for and on behalf of, and for the use and benefit of, the Voting Trust Beneficiaries do not in any manner confer any additional rights to the Voting Trustee or the Voting Trust Beneficiaries, including, but subject to the provisions of the Support Agreement, any rights to receive or participate in dividends declared or paid by the Parent.

ARTICLE 7 – SUPPORT PROVISIONS

7.1	Application of Deposited Shares

At such time as either Exchangeco or the Parent acquires Exchangeable Shares from a Voting Trust Beneficiary, it shall provide the Voting Trustee with an Officer’s Certificate specifying: (i) the former Voting Trust Beneficiary; (ii) the number of Exchangeable Shares acquired; (iii) the form of the acquisition, designated by the provision of the applicable agreement (Exchangeable Share Provisions, Support Agreement or this Agreement); and (iv) the date of such acquisition. If such certification is made, the Voting Trustee shall deliver to the Parent a number of Deposited Shares equal to the number of Exchangeable Shares so acquired by the Parent, and the Parent shall forthwith cancel such Deposited Shares in accordance with the provisions of the Share Purchase Agreement. The Voting Trustee shall forward the share certificates to the Parent’s transfer agent, namely Select Fidelity Transfer Services Ltd. or such replacement transfer agent as the Parent may direct. for the purpose of dividing same into certificates for the appropriate number of shares to be retained by the Voting Trustee or to be remitted to the Parent in accordance with the foregoing.

ARTICLE 8 – CONCERNING THE TRUSTEE

8.1	Powers and Duties of the Voting Trustee

The rights, powers, duties and authorities of the Voting Trustee under this Agreement, in its capacity as Voting Trustee of the Voting Trust, shall include:

(a)	receipt and deposit of the Deposited Shares from the Parent as Voting Trustee for and on behalf of the Voting Trust Beneficiaries in accordance with the provisions of this Agreement;

(b)	granting proxies and distributing materials to the Voting Trust Beneficiaries as provided in this Agreement;

(c)	voting the Voting Trust Beneficiary Votes in accordance with the provisions of this Agreement;

(d)

receiving the grant of the Exchange Right and the Automatic Exchange Rights from the Parent as Voting Trustee for and on behalf of the Voting Trust Beneficiaries in accordance with the provisions of this Agreement;

(e)

exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Voting Trust Beneficiaries Exchangeable Shares and other requisite documents and distributing to such Voting Trust Beneficiaries’ Parent Common Shares and cheques, if any, to which such Voting Trust Beneficiaries are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

(f)	holding title to the Trust Estate;

(g)	investing any moneys forming from time to time, a part of the Trust Estate as provided in this Agreement;

(h)	taking action on its own initiative or at the direction of a Voting Trust Beneficiary or Voting Trust Beneficiaries to enforce the obligations of the Parent and Exchangeco under this Agreement; and

(i)	taking such other actions and doing such other things as are specifically provided in this Agreement.

In the exercise of such rights, powers, duties and authorities the Voting Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this Agreement as the Voting Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Voting Trust. Any exercise of such discretionary rights, powers, duties and authorities by the Voting Trustee shall be final, conclusive and binding upon all persons.

The duties and obligations of the Voting Trustee shall be determined solely by the provisions hereof and, accordingly, the Voting Trustee shall only be responsible for the performance of such duties and obligations as it has undertaken herein. The Voting Trustee shall retain the right not to act and shall not be held liable for refusing to act unless it has received clear and reasonable documentation which complies with the terms of this Agreement. Such documentation must not require exercise of any discretion or independent judgment on the part of the Voting Trustee.

The Voting Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Voting Trust Beneficiaries and shall exercise in comparable circumstances such care as a reasonably prudent trustee would under similar circumstances.

8.2	No Conflict of Interest

The Voting Trustee represents to the Parent and Exchangeco that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Voting Trustee as a fiduciary hereunder and the role of the Voting Trustee in any other capacity. The Voting Trustee shall, within ninety (90) days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in ARTICLE 11. If, notwithstanding the foregoing provisions of this section 8.2, the Voting Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Voting Trustee contravenes the foregoing provisions of this section 8.2, any interested party may apply to the Superior Court of Quebec for an order that the Voting Trustee be replaced as Voting Trustee hereunder.

8.3	Dealings with Transfer Agents, Registrars, etc.

The Parent and Exchangeco irrevocably authorize the Voting Trustee, from time to time, to:

(a)

consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and Parent Common Shares; and

(b)

requisition, from time to time, (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Voting Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement and (ii) from the transfer agent of Parent Common Shares, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the Automatic Exchange Rights.

The Parent and Exchangeco irrevocably authorize their respective registrars and transfer agents to comply with all such requests. The Parent covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Rights.

8.4	Books and Records

The Voting Trustees shall keep available for inspection by the Parent and Exchangeco at the Voting Trustee’s principal corporate trust office in Toronto, Ontario correct and complete books and records of account relating to the Voting Trust created by this Agreement, including without limitation, all relevant data relating to mailings and instructions to and from Voting Trust Beneficiaries and all transactions pursuant to the Exchange Right and the Automatic Exchange Rights. On or before December 31, 2006, and on or before December 31 in every year thereafter, so long as the Deposited Shares are on deposit with the Voting Trustee, the Voting Trustee shall transmit to the Parent and Exchangeco a brief report, dated as of the preceding month-end, with respect to:

(a)	the property and funds comprising the Trust Estate as of that date;

(b)

the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Voting Trustee on behalf of Voting Trust Beneficiaries in consideration of the issuance by the Parent of Parent Common Shares in connection with the Exchange Right, during the calendar year ended on such date; and

(c)

any action taken by the Voting Trustee in the performance of its duties under this Agreement which it had not previously reported and which, in the Voting Trustee’s opinion, materially affects the Trust Estate.

8.5	Returns and Reports

The Voting Trustee shall, to the extent necessary, prepare and file on behalf of the Voting Trust appropriate United States and Canadian returns and any other returns or reports as may be required by applicable law, including, without limitation, all returns required under the United States Internal Revenue Code of 1986 and the Income Tax Act (Canada), or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded, as may be directed by the Parent, and, in connection therewith, the Voting Trustee may obtain the advice and assistance of accountants, legal counsel or other experts as the Voting Trustee may consider necessary or desirable, and may add the costs of same to its fees and expenses as determined in section 9.1 of this Agreement. If requested by the Voting Trustee, the Parent shall retain such experts for purposes of providing such advice and assistance.

8.6	Indemnification Prior to Certain Actions by Voting Trustee

The Voting Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Voting Trust Beneficiary upon such Voting Trust Beneficiary furnishing to the Voting Trustee reasonable security or indemnity, to its reasonable satisfaction, against the costs, expenses and liabilities which may be incurred by the Voting Trustee therein or thereby, provided that no Voting Trust Beneficiary shall be obligated to furnish to the Voting Trustee any such security or indemnity in connection with the exercise by the Voting Trustee of any of its rights, duties, powers and authorities with respect to the Deposited Shares pursuant to ARTICLE 4, subject to section 8.15 and with respect to the Exchange Right pursuant to ARTICLE 5, subject to section 8.15, and with respect to the Automatic Exchange Rights pursuant to ARTICLE 5.

None of the provisions contained in this Agreement shall require the Voting Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security and indemnified as aforesaid.

8.7	Action of Voting Trust Beneficiaries

The Voting Trust Beneficiaries shall be entitled to take proceedings in a court of competent jurisdiction to enforce their legal rights hereunder as against Exchangeco and the Parent.

8.8	Reliance Upon Declaration

The Voting Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions or reports furnished pursuant to the provisions hereof or required by the Voting Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions or reports comply with the provisions of section 8.9, if applicable, and with any other applicable provisions of this Agreement.

8.9	Evidence and Authority to Voting Trustee

The Parent and/or Exchangeco shall furnish to the Voting Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by the Parent and/or Exchangeco or the Voting Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including, without limitation, in respect of the Voting Rights or the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Voting Trustee at the request of or on the application of the Parent and/or Exchangeco promptly if and when:

(a)	such evidence is required by any other section of this Agreement to be furnished to the Voting Trustee in accordance with the terms of this section 8.9; or

(b)

the Voting Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives the Parent and/or Exchangeco written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

Such evidence shall consist of an Officer’s Certificate of the Parent and/or Exchangeco or a statutory declaration or a certificate made by persons entitled to sign an Officer’s Certificate stating that any such conditions have been complied with in accordance with the terms of this Agreement.

Whenever such evidence relates to a matter other than the Voting Rights or the Exchange right or the Automatic Exchange Rights or the taking of any other action to be taken by the Voting Trustee at the request or on the application of the Parent and/or Exchangeco, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of the Parent and/or Exchangeco it shall be in the form of an Officer’s Certificate or a statutory declaration.

Each statutory declaration, Officer’s Certificate, opinion or report furnished to the Voting Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

(i)	declaring that he has read and understands the provisions of this Agreement relating to the condition in question;

(ii)	describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

(iii)	declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

8.10	Experts, Advisers and Agents

The Voting Trustee may:

(a)

in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Voting Trustee or by the Parent and/or Exchangeco or otherwise, and may employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

(b)

employ such agents and other assistants as it may reasonably require for the proper discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Voting Trust.

8.11	Investment of Moneys held by Voting Trustee

Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Voting Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Voting Trustee or which may be in the hands of the Voting Trustee shall be invested and reinvested in the name or under the control of the Voting Trustee in securities in which, under the laws of the Province of Ontario, trustees are authorized to invest trust moneys, provided that (i) such securities are stated to mature within two (2) years after their purchase by the Voting Trustee, and (ii) the Voting Trustee is acting at the written direction of Exchangeco. Pending the investment of any moneys as hereinbefore provided, such moneys shall be deposited in the name of the Voting Trustee in an interest-bearing segregated trust account or, at the direction of Exchangeco, in the deposit department of the Voting Trustee’s financial institution at the rate of interest then current on similar deposits.

8.12	Voting Trustee Not Required to Give Security

The Voting Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

8.13	Voting Trustee Not Bound to Act on Request

Except as in this Agreement otherwise specifically provided, the Voting Trustee shall not be bound to act in accordance with any direction or request of the Parent and/or Exchangeco or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Voting Trustee, and the Voting Trustee shall be empowered to act upon any such purporting to be authenticated and believed by the Voting Trustee to be genuine.

8.14	Authority to Carry on Business

The Voting Trustee represents to the Parent and Exchangeco that at the date of execution and delivery by it of this Agreement it is authorized to carry on the business of a trust company in the Province of Ontario but if, notwithstanding the provisions of this section 8.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Agreement and the Voting Rights, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event but the Voting Trustee shall, within ninety (90) days after ceasing to be authorized to carry on the business of a trust company in the Province of Ontario, either become so authorized or resign in the manner and with the effect specified in Article 10.

8.15	Conflicting Claims

If conflicting claims or demands are made or asserted with respect to any interest of any Voting Trust Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Voting Trust Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Voting Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Voting Trustee may elect not to exercise any Voting Rights,

Exchange Rights or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Voting Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Voting Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

(a)

the rights of all adverse claimants with respect to the Voting Rights, Exchange right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

(b)

all differences with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Voting Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

If the Voting Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Voting Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

8.16	Acceptance of Voting Trust

The Voting Trustee hereby accepts the Voting Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Voting Trust Beneficiaries, subject to all the terms and conditions herein set forth.

8.17	Notice to Voting Trustee

The Voting Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof, nor shall the Voting Trustee be required to take any action in connection with any prohibition against Exchangeco redeeming any Retracted Shares as set out in section 5.7 or of any Insolvency Event as set out in section 5.9 or Liquidation Event as set out in section 5.13 (collectively, a “Notice Event”), unless and until notified in writing of such Notice Event. Such notice shall distinctly specify the Notice Event desired to be brought to the attention of the Voting Trustee, and in the absence of any such notice the Voting Trustee may for all purposes of this Agreement conclusively assume that no such Notice Event has occurred. Any such notice shall in no way limit any discretion herein given to the Voting Trustee to determine whether or not the Voting Trustee shall take action with respect to any Notice Event.

8.18	Merger or Consolidation of Voting Trustee

Any corporation into or with which the Voting Trustee may be merged or consolidated or amalgamated, or any corporation resulting therefrom, or any corporation succeeding to the trust business of the Voting Trustee shall be the successor to the Voting Trustee under this Agreement without any further act on its part or any of the parties hereto, provided that such corporation would be eligible for appointment as a successor trustee under the provisions of this Agreement.

8.19	Validity of Certificates

If at any time in the performance of its duties under this Agreement, it shall be necessary for the Voting Trustee to receive, accept, act or rely upon any certificate, notice, request, waiver, consent, receipt, direction, affidavit or other paper, writing or document furnished to it and purporting to have been executed or issued by the Purchaser, the Parent or the Voting Trust Beneficiary or their authorized officers or attorneys, the Voting Trustee shall be entitled to rely and act upon the genuineness and authenticity of any such writing submitted to it. It shall not be necessary for the Voting Trustee to ascertain whether or not the persons who have executed, signed or otherwise issued, authenticated or receipted such papers, writings or documents have authority to do so or that they are the same persons named therein or otherwise to pass upon any requirement of such papers, writing or documents that may be essential for their validity or effectiveness or upon the truth and acceptability of any information contained therein which the Voting Trustee in good faith believes to be genuine.

ARTICLE 9 – COMPENSATION

9.1	Fees and Expenses of the Voting Trustee

The Parent and Exchangeco jointly and severally agree to pay the Voting Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Voting Trustee for all reasonable expenses (including taxes other than taxes based on the net income of the Voting Trustee) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Voting Trustee in connection with its duties under this Agreement; provided that the Parent and Exchangeco shall have no obligation to reimburse the Voting Trustee for any expenses or disbursements paid, incurred or suffered by the Voting Trustee in any suit or litigation in which the Voting Trustee is determined to have acted in bad faith or with gross negligence, recklessness or willful misconduct. Invoices for services rendered by the Voting Trustee shall be provided to the Parent on behalf of the Parent and Exchangeco at the addresses set forth in section 15.3 of this Agreement. Any amount owing and unpaid after thirty (30) days from the invoice date will bear interest at a rate per annum, from the expiration of such thirty (30) day period, equal to the then current rate charged by the Voting Trustee and shall be payable on demand. The obligations of the Parent and Exchangeco under this section 9.1 shall survive the resignation or removal of the Voting Trustee.

ARTICLE 10 – INDEMNIFICATION AND LIMITATION OF LIABILITY

10.1	Indemnification of the Voting Trustee

The Parent and Exchangeco jointly and severally agree to indemnify and hold harmless the Voting Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively, the “Indemnified Parties”) against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Voting Trustee’s legal counsel) which, without fraud, gross negligence, recklessness, willful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Voting Trustee’s acceptance or administration of the Voting Trust, its compliance with its duties set forth in this Agreement, or any written or oral instruction delivered to the Voting Trustee by the Parent or Exchangeco pursuant hereto.

In no case shall the Parent or Exchangeco be liable under this indemnity for any claim against any of the Indemnified Parties unless the Parent and Exchangeco shall be notified by the Voting Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, the Parent and Exchangeco shall be entitled to participate at their own expense in the defence and, if the Parent and Exchangeco so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. The Voting Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Voting Trustee unless: (i) the employment of such counsel has been authorized by the Parent or

Exchangeco; or (ii) the names parties to any such suit include both the Voting Trustee and the Parent or Exchangeco and the Voting Trustee shall have been advised by counsel acceptable to the Parent or Exchangeco that there may be one or more legal defences available to the Voting Trustee that are different from or in addition to those available to the Parent or Exchangeco and that, in the judgment of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case the Parent and Exchangeco shall not have the right to assume the defence of such suit on behalf of the Voting Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Voting Trustee). The obligations of the Parent and Exchangeco under this section 10.1 shall survive the resignation or removal of the Voting Trustee.

10.2	Limitation of Liability

The Voting Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to the fraud, gross negligence, recklessness, willful misconduct or bad faith on the part of the Voting Trustee.

ARTICLE 11 – CHANGE OF TRUSTEE

11.1	Resignation

The Voting Trustee, or any successor trustee hereafter appointed, may at any time resign by giving written notice of such resignation to the Parent and Exchangeco specifying the date on which it desires to resign, provided that such notice shall not be given less than one month before such desired resignation date unless the Parent and Exchangeco otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, the Parent and Exchangeco shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing acceptance by a successor trustee of such appointment, a successor trustee may be appointed by an order of the Superior Court of Ontario (District of Toronto) upon application of one or more of the parties hereto, at the expense of the Parent and Exchangeco. Upon the failure of the parties to appoint a successor trustee or the failure of a successor trustee to accept appointment, the resigning trustee shall cease its functions at the expiration of the period specified in its written notice of resignation and may retain any and all property in its possession hereunder on a safekeeping basis, at a reasonable fee to be determined by the resigning trustee.

11.2	Removal

The Voting Trustee, or any successor trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than thirty (30) days’ prior notice by written instrument executed by the Parent and Exchangeco, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

11.3	Successor Voting Trustee

Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to the Parent and Exchangeco and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with the like effect as if originally named as trustee in this Agreement. However, on the written request of the Parent and Exchangeco or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any successor trustee, the Parent, Exchangeco and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

11.4	Notice of Successor Voting Trustee

Upon acceptance of appointment by a successor trustee as provided herein, the Parent and Exchangeco shall cause to be mailed notice of the succession of such trustee hereunder to each Voting Trust Beneficiary specified in a List. If the Parent or Exchangeco shall fail to cause such notice to be mailed within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Parent and Exchangeco.

ARTICLE 12 – PARENT SUCCESSORS

12.1	Certain Requirements in Respect of Combination, etc.

The Parent shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

(a)

such other person or continuing corporation (herein called the “Parent Successor”), by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, a trust agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Voting Trustee, acting reasonably, and in the opinion of legal counsel to the Voting Trustee are reasonably necessary or advisable to evidence the assumption by the Parent Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Parent Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of the Parent under this Agreement; and

(b)

such transaction shall, to the satisfaction of the Voting Trustee, acting reasonably, and in the opinion of legal counsel to the Voting Trustee, be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Voting Trustee or of the Voting Trust Beneficiaries hereunder.

12.2	Vesting of Powers in Successor

Whenever the conditions of section 12.1 have been duly observed and performed, the Voting Trustee and, if required by section 12.1, the Parent Successor and Exchangeco shall execute and deliver the supplemental trust agreement provided for in ARTICLE 13 and thereupon the Parent Successor shall possess and from time to time may exercise each and every right and power of the Parent under this Agreement in the name of the Parent or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors of the Parent or any officers of the Parent may be done and performed with like force and effect by the directors or officers of such Parent Successor.

12.3	Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of the Parent with or into the Parent or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of the Parent provided that all of the assets of such subsidiary are transferred to the Parent or another wholly-owned direct or indirect subsidiary of the Parent and any such transactions are expressly permitted by this ARTICLE 12.

ARTICLE 13 – AMENDMENTS AND SUPPLEMENTAL VOTING TRUST AGREEMENT

13.1	Amendments, Modifications, etc.

This Agreement may not be amended or modified except by an agreement in writing executed by the Parent, Exchangeco and the Voting Trustee and approved by the Voting Trust Beneficiaries in accordance with paragraph III 7(e) of the Exchangeable Share Provisions.

13.2	Meeting to Consider Amendments

Exchangeco, at the request of the Parent, shall call a meeting or meetings of the Voting Trust Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of Exchangeco, the Exchangeable Share Provisions and all applicable laws.

13.3	Changes in Capital of the Parent and Exchangeco

At all times after occurrence of any event contemplated pursuant to section 2.7 or 2.8 of the Support Agreement or otherwise, as a result of which Parent Common Shares and/or Exchangeable Shares are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Parent Common Shares and/or Exchangeable Shares are so changed and the parties hereto shall execute and deliver a supplemental voting trust agreement giving effect to and evidencing such necessary amendments and modifications.

13.4	Execution of Supplemental Voting Trust Agreements

No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time Exchangeco (when authorized by a resolution of its Board of Directors), the Parent (when authorized by a resolution of its Board of Directors) and the Voting Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

(a)	evidencing the succession of Parent Successors and the covenants of and obligations assumed by each such Parent Successor in accordance with the provisions of ARTICLE 12;

(b)

making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Rights which, in the opinion of the Voting Trustee on advice of counsel, will not be prejudicial to the interests of the Voting Trust Beneficiaries or are, in the opinion of counsel to the Voting Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to the Parent, Exchangeco, the Voting Trustee or this Agreement; and

(c)

for any other purposes not inconsistent with the provisions of this Agreement, including without limitation, to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Voting Trustee, on advice of counsel, the rights of the Voting Trustee and Voting Trust Beneficiaries will not be prejudiced thereby.

ARTICLE 14 – TERMINATION

14.1	Term

The Voting Trust created by this Agreement shall continue until the earliest to occur of the following events:

(a) no outstanding Exchangeable Shares are held by a Voting Trust Beneficiary; and

(b)

each of the Parent and Exchangeco elects in writing to terminate the Voting Trust and such termination is approved by the Voting Trust Beneficiaries in accordance with paragraph III 7(e) of the Exchangeable Share Provisions.

14.2	Survival of Agreement

This Agreement shall survive any termination of the Voting Trust and shall continue until there are no Exchangeable Shares outstanding held by a Voting Trust Beneficiary; provided, however, that the provisions of ARTICLE 9 and ARTICLE 10 shall survive any such termination of this Agreement.

ARTICLE 15- GENERAL

15.1	Severability

If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and the agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

15.2	Enurement

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Voting Trust Beneficiaries.

15.3	Notices to Parties

All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for any such party as shall be specified in like notice):

if to the Parent:	Taras Chebountchak
President
c/o 110 Jardin Drive
Suite 13
Concord, Ontario, Canada
L4K 2T7

Telecopier: (905) 761-1095

if to Exchangeco:	c/o Witten LLP
2500 Canadian Western Bank Place
10,303 Jasper Avenue
Edmonton, Alberta
T5J 3N6

Telecopier: ?

With copy to:	Spiegel Sohmer Inc.
5 Place Ville Marie
Suite 1203
Montreal, Quebec
H3B 2G2

Attention: Mr. Robert Raich

Telecopier: (514) 875-8237

if to the Voting Trustee:	120 Adelaide Street West
Suite 420
Toronto, Ontario
M5H 4C3

Attention: Corporate Trust Department

Telecopier: (416) 361-0470

if to the ICP Shareholders:	c/o Mr. Sass Peress
6995 Jeanne-Mance
Montreal, Quebec
H3N 1W5

Telecopier: (514) ?

if to the Depositing Shareholders:	c/o Taras Chebountchak
110 Jardin Drive
Suite 13
Concord, Ontario, Canada
L4K 2T7

Telecopier: (905) 761-1095

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

15.4	Notice to Voting Trust Beneficiaries

Any and all notices to be given and any documents to be sent to any Voting Trust Beneficiaries may be given or sent to the address of such Voting Trust Beneficiary shown on the register of holders of Exchangeable Shares in any manner permitted by the by-laws of Exchangeco from time to time in force in respect of notices to Voting Trust Beneficiaries and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply mutatis mutandis to notices or documents as aforesaid sent to such Voting Trust Beneficiaries.

15.5	Counterparts

This agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

15.6	Jurisdiction

This agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

15.7	Attornment

The Parent agrees that any action or proceeding arising out of or relating to this agreement may be instituted in the courts of Quebec, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints Exchangeco at its registered office in the Province of Alberta as attorney for service of process.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first above written.

FC FINANCIAL SERVICES INC.

Per:	/s/ Taras Chebountchak	Per:	/s/ Sass Peress
	“Parent”		“Exchangeco”

EQUITY TRANSFER & TRUST COMPANY

Per:	/s/ Carol Mikos

Per:	/s/ Rosa Vieira		/s/ Sass Peress
	“Voting Trustee”		SASS PERESS
“Peress”

	/s/ Joel Cohen		/s/ Arlene Ades
	JOEL COHEN		ARLENE ADES
	“Cohen”		“Ades”

THE SASS PERESS FAMILY TRUST
THE PERESS FAMILY TRUST
Per:	/s/ Sass Peress	Per:
/s/ Sass Peress
	“Trust I”		“Trust II”

EASTERN LIQUIDITY PARTNERS LTD.

Per:	/s/ Sass Peress		/s/ Taras Chebountchak
	“Eastern Liquidity”		ARAS CHEBOUNTCHAK

/s/ Orit Stolyar
ORIT STOLYAR